Exhibit 10.1

Execution

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of October 25, 2021 (this “Agreement”), is entered into by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”), Oasis Petroleum Inc., a Delaware corporation (the “Sponsor”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”), and OMS Holdings LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of the Sponsor (“Holdings” and together with the Sponsor, the “Sponsor Parties”).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, Parent, Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“Merger Sub”), Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“GP Merger Sub” and, together with Parent and Merger Sub, the “Parent Parties”), the Partnership, the General Partner, and, solely for the purposes of Section 2.1(a)(i) thereof, Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (a) Merger Sub will merge with and into the Partnership (the “LP Merger”), with the Partnership surviving the LP Merger as a direct wholly owned Subsidiary of Parent, and (b) GP Merger Sub will merge with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned Subsidiary of Parent;

WHEREAS, as of the date hereof, the Sponsor indirectly owns (i) 33,846,032 common units representing limited partner interests in the Partnership (“Partnership Common Units”) and (ii) 100% of the limited liability company interests in the General Partner (the “GP LLC Interests”); and

WHEREAS, as a material inducement to the Parent Parties and the Partnership Parties to enter into the Merger Agreement, the Parent Parties and the Partnership Parties have required the Sponsor Parties to agree, and the Sponsor Parties have agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein with respect to the Covered Units (as hereinafter defined) and the GP LLC Interests.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“business day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.

“Covered Units” means the Existing Units, together with any Partnership Common Units that the Sponsor Parties acquire, either beneficially or of record, including through an Affiliate thereof, on or after the date of this Agreement, including any Partnership Common Units received as distributions, as a result of a split, reverse split, combination, merger, consolidation, reorganization, reclassification, recapitalization or similar transaction or upon exercise of any option, warrant or other security or instrument exercisable for, or convertible or exchangeable into, Partnership Common Units.

“Existing Units” means all Partnership Common Units owned, either beneficially or of record, by the Sponsor Parties, or an Affiliate thereof, on the date of this Agreement.

“knowledge” means the actual knowledge of the individuals listed on Schedule I hereto.

“Partnership Entity” means each of the Partnership and its Subsidiaries.

“Permitted Transfer” means a Transfer of Covered Units by either of the Sponsor Parties (or an Affiliate thereof) to a controlled Affiliate of either of the Sponsor Parties or in connection with a pledge or encumbrance under the agreements governing the indebtedness for borrowed money of the Sponsor Parties, provided that such transferee Affiliate agrees in writing to assume all of such Sponsor Party’s obligations hereunder in respect of the Covered Units subject to such Transfer and to be bound by, and comply with, the terms of this Agreement, with respect to the Covered Units subject to such Transfer.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber or otherwise dispose of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or other disposition of (whether by merger or consolidation (including by conversion into securities or other consideration as a result of such merger or consolidation), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise). For the avoidance of doubt, transfers of equity securities of the Sponsor shall not be deemed to be a “Transfer.”

ARTICLE 2

WRITTEN CONSENT

Section 2.1 Delivery. The Sponsor Parties hereby agree that, within forty-eight (48) hours after the Form S-4 has been declared effective by the U.S. Securities and Exchange Commission, the Sponsor and/or its Affiliates, as applicable, shall execute and deliver a written consent, substantially in the form attached hereto as Exhibit A (the “Written Consent”), covering all of the Covered Units and approving the matters set forth therein.

Section 2.2 Termination. In the event the Sponsor and/or one of its Affiliates does not deliver the Written Consent as provided in Section 2.1 hereof, any of the Sponsor, the Partnership or Parent may immediately terminate this Agreement, regardless of whether or not the terminating party may otherwise be in breach of this Agreement (including Section 2.1) and regardless of any acknowledgment of receipt of such consent. The parties acknowledge and agree that the sole and exclusive remedy of the Partnership Parties and the Sponsor Parties, under this Agreement or Law or in equity, with respect to a breach of Section 2.1 by the Sponsor or any of its Affiliates is to terminate this Agreement pursuant to this Section 2.2 and as expressly set forth in the Merger Agreement. For the avoidance of doubt, and in furtherance of the foregoing, the Partnership Parties and the Sponsor Parties hereby irrevocably waive any right they may have under this Agreement or at Law or in equity to specific performance (or any other similar remedy) with respect to the obligations of Sponsor and its Affiliates under Section 2.1.

Section 2.3 Breakup Fee. If (x) Sponsor or Parent terminates this Agreement pursuant to Section 2.2 and the Merger Agreement is terminated pursuant to Section 7.1(f) thereof and (y) within two business days of such termination, the Conflicts Committee determines in good faith that the termination of the Merger Agreement, and the payment of the Breakup Fee, is not in the best interests of the Partnership and the holders of the Partnership Common Units (excluding the Sponsor Parties and its Affiliates) (disregarding the application of this Section 2.3), then the Sponsor shall have the obligation to pay the Breakup Fee to Parent as set forth in Section 7.3 of the Merger Agreement.

Section 2.4 No Inconsistent Agreements. The Sponsor Parties hereby represent, covenant and agree that, except for this Agreement and the Merger Agreement, the Sponsor Parties have not (a) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Units or the GP LLC Interests or (b) granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Units or the GP LLC Interests.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Sponsor Parties. The Sponsor Parties hereby represent and warrant to the Parent Parties and the Partnership as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Sponsor Parties are legal entities duly organized, validly existing and in good standing under the Laws of Delaware. The Sponsor Parties have all the requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Sponsor Parties of this Agreement, the performance by the Sponsor Parties of their respective obligations hereunder and the consummation by the Sponsor Parties of the transactions contemplated hereby have been duly and validly authorized by the Sponsor Parties and no other actions or proceedings are required on the part of the Sponsor Parties to authorize the execution and delivery of this Agreement, the performance by the Sponsor Parties of their respective obligations hereunder or the consummation by the Sponsor Parties of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sponsor Parties and, assuming the due authorization, execution and delivery of this Agreement by Parent and the Partnership Parties, constitutes a legal, valid and binding agreement of the Sponsor Parties, enforceable against the Sponsor Parties in accordance with its terms, subject to the Equitable Exceptions).

(b) Ownership. As of the date hereof, the Sponsor is the sole member of Holdings. Holdings is the record owner of, the Sponsor is the indirect beneficial owner through Holdings of, and Holdings has good and valid title to, the Existing Units and the GP LLC Interests, each free and clear of any Liens (other than those created by any indebtedness for borrowed money of the Sponsor Parties, applicable securities Laws or the Organizational Documents of the Partnership and the Partnership GP), except as may be provided for in this Agreement. During the term of this Agreement, the Covered Units and the GP LLC Interests will be beneficially and legally owned by the Sponsor Parties. Except as provided for in this Agreement, the Sponsor Parties have and will have at all times during the term of this Agreement the direct or indirect voting power, power of disposition, power to issue instructions with respect to the matters set forth in Article 2, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Units and the GP LLC Interests at any time during the term of this Agreement. Except for the Existing Units, the Sponsor Parties do not, directly or indirectly, legally or beneficially own or have any option, warrant or other right to acquire any securities of a Partnership Entity that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of a Partnership Entity that are or may by their terms become entitled to vote, nor are the Sponsor Parties subject to any contract, agreement, arrangement, understanding or relationship, other than this Agreement, that obligates the Sponsor Parties or any Affiliate thereof, as applicable, to vote, acquire or dispose of any securities of a Partnership Entity or the GP LLC Interests.

(c) No Violation. Neither the execution and delivery of this Agreement by the Sponsor Parties nor the performance of their respective obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement or any Lien created by Parent or any of its Affiliates) upon any of the properties, rights or assets (including but not limited to the Existing Units) owned by the Sponsor Parties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Sponsor or Holdings, as applicable, is a party or by which the Sponsor or Holdings, as applicable, or any of their respective properties, rights or assets may be bound (other than, in the case of this clause (i), under the documents governing the indebtedness for borrowed money of the Sponsor Parties), (ii) violate any Law applicable to the Sponsor Parties or any of their respective properties, rights or assets, or (iii) result in a violation or breach of or conflict with their respective organizational and governing documents, except in the case of clauses (i) and (ii) as would not reasonably be expected to prevent or materially delay the ability of the Sponsor Parties to perform their respective obligations hereunder.

(d) Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary to be obtained or made by the Sponsor Parties in connection with their execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(e) Reliance by Parent Parties. The Sponsor Parties understand and acknowledge that the Parent Parties are entering into the Merger Agreement in reliance upon the Sponsor Parties’ execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Sponsor Parties contained herein.

(f) Adequate Information. The Sponsor Parties acknowledge that they are sophisticated parties with respect to the Covered Units and the GP LLC Interests and have adequate information concerning the business and financial condition of the Partnership and Parent to make an informed decision regarding the transactions contemplated by this Agreement and have, independently and without reliance upon any of the Parent Parties and based on such information as the Sponsor Parties have deemed appropriate, made their own respective analysis and decision to enter into this Agreement. The Sponsor Parties acknowledge that no Parent Party has made or is making, and the Sponsor Parties are not relying upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

(g) Litigation. As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against the Sponsor Parties or, to the knowledge of the Sponsor Parties, any other Person or, to the knowledge of the Sponsor Parties, threatened against the Sponsor Parties or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) their rights under this Agreement or the performance by any party of its obligations under this Agreement.

Section 3.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Sponsor Parties and the Partnership Parties:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. The Parent Parties are legal entities duly organized, validly existing and in good standing under the Laws of Delaware. The Parent Parties have the requisite power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution and delivery by the Parent Parties of this Agreement, the performance by the Parent Parties of their respective obligations hereunder and the consummation by the Parent Parties of the transactions contemplated hereby have been duly and validly authorized by the Parent Parties and no other actions or proceedings are required on the part of the Parent Parties to authorize the execution and delivery of this Agreement, the performance by the Parent Parties of their respective obligations hereunder or the consummation by the Parent Parties of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Parent Parties and, assuming the due authorization, execution and delivery of this Agreement by the Sponsor Parties and the Partnership Parties, constitutes a legal, valid and binding agreement of the Parent Parties, enforceable against the Parent Parties in accordance with its terms, subject to the Equitable Exceptions).

(b) No Violation. Neither the execution and delivery of this Agreement by the Parent Parties nor the performance of their respective obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any Lien (other than under this Agreement or any Lien created by the Sponsor or any of its Affiliates) upon any of the properties, rights or assets owned by the Parent Parties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Parent Parties, as applicable, is a party or by which the Parent Parties, as applicable, or any of their respective properties, rights or assets may be bound, (ii) violate any Law applicable to the Parent Parties or any of their respective properties, rights or assets, or (iii) result in a violation or breach of or conflict with their respective organizational and governing documents, except in the case of clauses (i) and (ii) as would not reasonably be expected to prevent or materially delay the ability of the Parent Parties to perform their respective obligations hereunder.

(c) Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary to be obtained or made by the Parent Parties in connection with their execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(d) Reliance by Sponsor Parties. The Parent Parties understand and acknowledge that the Sponsor Parties are entering into the Merger Agreement in reliance upon the Parent Parties’ execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Parent Parties contained herein.

(e) No Other Representations. The Parent Parties acknowledge that no Sponsor Party or Partnership Party has made or is making, and the Parent Parties are not relying upon, any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

(f) Litigation. As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against the Parent Parties or, to the knowledge of the Parent Parties, any other Person or, to the knowledge of the Parent Parties, threatened against the Parent Parties or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) their rights under this Agreement or the performance by any party of its obligations under this Agreement.

Section 3.3 Representations and Warranties of the Partnership Parties. Each of the Partnership Parties hereby represents and warrants to the Sponsor Parties and the Parent Parties that the execution and delivery of this Agreement by the Partnership Parties and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the board of directors of the General Partner on behalf of the Partnership and the General Partner. Each of the Partnership Parties acknowledges that neither the Sponsor Parties nor the Parent Parties have made, and the Sponsor Parties and the Parent Parties are not making, any representation or warranty of any kind except as expressly set forth in this Agreement or the Merger Agreement.

ARTICLE 4

OTHER COVENANTS

Section 4.1 Prohibition on Transfers, Other Actions.

(a) Until the termination of this Agreement in accordance with Section 6.14, and except for a Permitted Transfer or in connection with the Mergers, the Sponsor Parties shall not, and shall not permit any Affiliate to, (i) Transfer, or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of, any of the Covered Units or the GP LLC Interests or beneficial ownership or voting power thereof or therein (including by operation of law or otherwise), or (ii) deposit any Covered Units or the GP LLC Interests into a voting trust or grant any proxies or powers of attorney or enter into a voting agreement with respect to any Covered Units or the GP LLC Interests, as applicable. Any purported Transfer not in compliance with this Section 4.1(a) shall be void ab initio.

(b) The Sponsor Parties agree that if the Sponsor or Holdings, or any Affiliate thereof, attempts to Transfer, vote (or consent) or provide any other person with the authority to vote (or consent) any of the Covered Units or the GP LLC Interests other than in compliance with this Agreement, the Sponsor or Holdings, as applicable, unconditionally and irrevocably (during the term of this Agreement) instructs the Partnership and the General Partner not to, (i) permit any such Transfer on its books and records, (ii) issue a book-entry interest or a new certificate representing any of the Covered Units or the GP LLC Interests or (iii) record such vote (or consent) unless and until the Sponsor or Holdings, as applicable, has complied in all respects with the terms of this Agreement.

Section 4.2 Pre-Closing Transactions. The Sponsor shall, or shall cause Holdings or an Affiliate thereof to, as applicable, take all actions necessary to consummate the Pre-Closing Transactions prior to the Effective Time.

Section 4.3 Third Party Registration Rights. Parent agrees that it shall not take any action that would result in it being unable to make its representations set forth in Section 3.12 of the Registration Rights Agreement.

Section 4.4 Transfer Agent. The Sponsor Parties hereby authorize and direct the Partnership or its counsel to notify the Partnership’s transfer agent that there is a stop transfer order with respect to all Covered Units (and that this Agreement places limits on the voting and Transfer of such Covered Units), subject to the restrictions in this Agreement.

Section 4.5 Waiver of Rights under Commercial Agreements. To the extent the Sponsor, or any of its Affiliates, has any consent, notice or approval right related to any of the Commercial Agreements, or any right to re-negotiate the terms of any of the Commercial Agreements, in each case, due to the transactions contemplated by the Merger Agreement prior to the Closing, the Sponsor hereby waives and releases, and shall cause its Affiliates to waive and release, any and all such rights. For purposes of this Section 4.5, the “Commercial Agreements” means: (i) Produced and Flowback Water Gathering and Disposal Agreement – Beartooth Area, dated as of September 25, 2017, by and among the Partnership, Oasis Petroleum North America LLC (“OPNA”) and Oasis Midstream Services LLC (“OMS”); (ii) Gas Gathering, Compression, Processing and Gas Lift Agreement, dated as of September 25, 2017, by and among the Partnership, OPNA, Oasis Petroleum Marketing LLC (“OPM”) and OMS; (iii) Crude Oil Gathering, Stabilization, Blending and Storage Agreement, dated as of September 25, 2017, by and among the Partnership, OPNA, OPM and OMS; (iv) Produced and Flowback Water Gathering and Disposal Agreement – Wild Basin, dated as of September 25, 2017, by and among the Partnership, OPNA and OMS; (v) Crude Oil Gathering Agreement, dated as of August 4, 2021, by and among OPNA, OPM and Bighorn DevCo LLC; (vi) Produced and Flowback Water Gathering and Disposal Agreement, dated as of October 5, 2021, by and between the Partnership and OPNA; (vii) Crude Oil Gathering and Storage Agreement, dated as of October 5, 2021, by and among OMP Operating LLC (“OMP Operating”), OPNA and OPM; (viii) Gas Purchase Agreement, dated as of September 23, 2020, by and between OPNA and OMP Operating; and (ix) Freshwater Purchase and Sales Agreement, dated as of September 25, 2017, by and among the Partnership, OPNA and OMS.

Section 4.6 No Revocation of Sole Member Consent. Until the termination of this Agreement in accordance with Section 6.14, Holdings hereby agrees not to revoke the Sole Member Consent.

Section 4.7 Sponsor Deliveries. At or prior to the Effective Time, the Sponsor and its Subsidiaries, as applicable, shall deliver executed counterparts to each of the documents set forth in Section 6.3(e) of the Merger Agreement.

ARTICLE 5

RELEASE

Effective as of the Closing, (a) each of the Sponsor Parties, on behalf of itself and its Affiliates (collectively, the “Sponsor Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Partnership Parties, each of their respective Affiliates and their respective officers, employees, Representatives, successors and permitted assigns (collectively, the “Partnership Released Parties”) of and from any and all Actions, executions, judgments, duties, debts, dues, accounts, bonds, contracts and covenants (whether express or implied), and claims and demands whatsoever whether in law or equity (collectively, “Claims”) which the Sponsor Releasing Parties may have against any of the Partnership Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any matter, occurrence, action or activity prior to the Closing; provided, that the foregoing release and discharge shall not (x) apply to any Claims to the extent that, absent such release and discharge, any of the Sponsor Releasing Parties would have recourse under any contract or in law or equity against any of the Partnership Released Parties relating to a Claim by an unrelated third party against such Sponsor Releasing Party (other than (i) where such Sponsor Releasing Party has knowledge of such Claim prior to the date hereof and (ii) any Claims set forth on Schedule II hereto (the “Known Claims”)) or (y) operate as a waiver, release or discharge of any Claims (including the Known Claims) to the extent occurring or continuing at or after the Closing, even if the facts and circumstances underlying any such Claim (or similar facts or circumstances) were occurring or in existence prior to the Closing, and (b) each of the Partnership Parties, on behalf of itself and its Affiliates (collectively, the “Partnership Releasing Parties”), hereby irrevocably and unconditionally releases and forever discharges the Sponsor Parties, each of their respective Affiliates and their respective Representatives, successors and permitted assigns (collectively, the “Sponsor Released Parties,” and together with the Partnership Released Parties, the “Released Parties”) of and from any and all Claims which the Partnership Releasing Parties may have against any of the Sponsor Released Parties, now or in the future, in each case in respect of any cause, matter or thing relating to any matter, occurrence, action or activity prior to the Closing; provided, that the foregoing release and discharge shall not (x) apply to any Claims to the extent that, absent such release and discharge, any of the Partnership Releasing Parties would have recourse under any contract or in law or equity against any of the Sponsor Released Parties relating to a Claim by an unrelated third party against such Partnership Releasing Party or (y) operate as a waiver, release or discharge of any Claims to the extent occurring or continuing at or after the Closing, even if the facts and circumstances underlying any such Claim (or similar facts or circumstances) were occurring or in existence prior to the Closing; provided, further, that this Article V shall not affect the rights of the Sponsor Parties or the Partnership Parties under this Agreement.

For the avoidance of doubt, for purposes of this Article V, the Sponsor Parties and their respective Affiliates, on the one hand, shall not be considered Affiliates of the Partnership Parties and their respective Affiliates, on the other hand, and the Partnership Parties and their respective Affiliates, on the one hand, shall not be considered Affiliates of the Sponsor Parties and their respective Affiliates, on the other hand. The Released Parties to whom this Article V applies shall be third-party beneficiaries of this Article V.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

Section 6.2 Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.3 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 6.4 Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, other than for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Law, each of the parties hereto hereby consents to the service of process in accordance with Section 6.6; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 6.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email by the party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.6 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 6.6; or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention:            Michael Post

Email: [***]

with copies to:

Baker Botts L.L.P.

910 Louisiana Street, Suite 3200

Houston, Texas 77002

Attention:           Joshua Davidson

Jonathan             Bobinger

Email:                 joshua.davidson@bakerbotts.com

                             jonathan.bobinger@bakerbotts.com

To the General Partner, the Partnership or the Sponsor Parties:

Oasis Midstream Partners LP

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Attention:            Nickolas J. Lorentzatos

Email: [***]

with copies to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:            David P. Oelman

                             Benji Barron

Email:                 doelman@velaw.com

                             bbarron@velaw.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 6.7 Assignment; Binding Effect. Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties. Subject to the first sentence of this Section 6.7, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 6.7 shall be null and void.

Section 6.8 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 6.9 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the parties hereto.

Section 6.10 Amendments; Waivers. At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Partnership, General Partner, Parent, Holdings and the Sponsor or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that no provision of this Agreement may be amended or waived by or on behalf of the Partnership without the prior consent of the Conflicts Committee. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.11 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 6.12 Third-Party Beneficiaries. Each of Parent, the Partnership, the General Partner, Holdings and the Sponsor agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Partnership, the General Partner (including the Conflicts Committee), Parent, Holdings or the Sponsor, as applicable, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto (which shall include, with respect to the Partnership and the General Partner, the Conflicts Committee) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.14 Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the valid termination of the Merger Agreement in accordance with its terms and (c) termination of this Agreement in accordance with Section 2.2. In the event of termination of this Agreement, this Agreement shall terminate and be of no further force and effect with respect to all parties hereto (except if this Agreement terminates

(x) at the Effective Time, Section 4.3, Section 4.5, Article V, and this Article VI to the extent applicable to the foregoing provisions shall survive and (y) pursuant to Section 2.2, Section 2.3 shall survive), and there shall be no other liability on the part of the Sponsor Parties or the Partnership or any party hereto (except if this Agreement terminates (x) at the Effective Time, with respect to Section 4.3, Section 4.5, Article V, and this Article VI to the extent applicable to the foregoing provisions and (y) pursuant to Section 2.2, Section 2.3), even in the event of fraud or any willful breach of this Agreement.

Section 6.15 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any Parent Party any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units or the GP LLC Interests. All rights, ownership and economic benefit relating to the Covered Units and the GP LLC Interests shall remain vested in and belong to the Sponsor Parties, and Parent shall have no authority to direct the Sponsor Parties in the voting or disposition of any of the Covered Units or the GP LLC Interests, except as otherwise provided herein.

Section 6.16 Publicity. The Sponsor Parties hereby permit Parent and the Partnership to include and disclose in the Combined Consent Statement/Prospectus, and in such other schedules, certificates, applications, agreements or documents as required by applicable Law in connection with the consummation of the Mergers and the transactions contemplated by the Merger Agreement the Sponsor Parties’ identities and ownership of the Covered Units and the GP LLC Interests, and the nature of the Sponsor Parties’ commitments, arrangements and understandings pursuant to this Agreement. Parent and the Partnership hereby permit the Sponsor Parties to disclose this Agreement and the transactions contemplated by the Merger Agreement in any reports required to be filed by the Sponsor Parties or any of their Affiliates under the Exchange Act.

Section 6.17 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, trustee, beneficiary, settlor, agent, attorney, representative or Affiliate of the Sponsor or Holdings shall have any liability (whether in contract or in tort) for any obligations or liabilities of the Sponsor or Holdings, as applicable, arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPONSOR

OASIS PETROLEUM INC.

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

HOLDINGS

OMS HOLDINGS LLC

By:	/s/ Daniel E. Brown
Name:	Daniel E. Brown
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

PARTNERSHIP

OASIS MIDSTREAM PARTNERS LP

By:	OMP GP LLC, its general partner

By:	/s/ Taylor L. Reid
Name: Taylor L. Reid
Title: Chief Executive Officer

[Signature Page to Support Agreement]

GENERAL PARTNER

OMP GP LLC

By:	/s/ Taylor L. Reid
Name: Taylor L. Reid
Title: Chief Executive Officer

[Signature Page to Support Agreement]

PARENT

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:	/s/ William Moore
Name: William Moore
Title: Executive Vice President, Corporate Strategy

[Signature Page to Support Agreement]

EXHIBIT A

FORM OF WRITTEN CONSENT

[See attached.]